QUERYOBJECT SYSTEMS CORPORATION                                     EXHIBIT 11.1

Computation of Net Loss Per Share
--------------------------------------------------------------------------------

Three Months Ended March 31, 1999
---------------------------------
Common Stock                                                  5,122,985      01/01/99       03/31/99       90        5,122,985
     Conversion of preferred stock into common                   40,000      02/17/99       03/31/99       43           19,111
     Warrant exercise                                           480,000      02/24/99       03/31/99       36          192,000
     Conversion of preferred sotck into common                  198,000      02/25/99       03/31/99       35           77,000
     Warrant exercise                                            15,000      02/25/99       03/31/99       35            5,833
           "                                                     67,500      02/26/99       03/31/99       34           25,500
           "                                                     22,500      03/01/99       03/31/99       31            7,750
           "                                                     10,000      03/02/99       03/31/99       30            3,333
     Conversion of preferred stock into common                   25,000      03/03/99       03/31/99       29            8,056
     Warrant exercise                                            25,000      03/05/99       03/31/99       27            7,500
           "                                                     31,250      03/08/99       03/31/99       24            8,333
           "                                                     31,250      03/12/99       03/31/99       20            6,944


                                                              ---------                                            -----------
At March 31, 1999                                             6,068,485                                              5,484,345
                                                              ---------                                            -----------

Net loss                                                                                                           $(1,717,537)
                                                                                                                   ===========

Net Loss per common share                                                                                          $     (0.31)
                                                                                                                   ===========

Three Months Ended March 31, 1998
---------------------------------
Common Stock                                                  5,110,605      01/01/98       03/31/98       90        5,110,605
     Option exercise                                              1,875      01/15/98       03/31/98       76            1,583
            "                                                     2,118      01/16/98       03/31/98       75            1,765
            "                                                     4,584      02/12/98       03/31/98       47            2,394
            "                                                       625      02/28/98       03/31/98       32              222
            "                                                       365      03/01/98       03/31/98       14               57


                                                              ---------                                            -----------
At March 31, 1998                                             5,120,172                                              5,116,626
                                                              ---------                                            -----------

Net Loss                                                                                                           $(2,235,583)
                                                                                                                   ===========

Net Loss per common share                                                                                          $     (0.44)
                                                                                                                   ===========